UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2007

NESTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-12965	13-3163744
(Commission File Number)	(IRS Employer Identification Number)

42 Oriental Street; Third Floor, Providence, Rhode Island

(Address of principal executive offices)

(401) 274-5658

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

On June 5, 2007, the Board of Directors (the “Board”) of Nestor, Inc. (the “Company”) held a meeting at which all directors, except Daryl Silzer, Chairman of the Nominating Committee, were in attendance.  Initially, William B. Danzell, a director, employee and former Chief Executive Officer of the Company, had been excluded from this meeting because its purpose was to discuss terms and conditions of a proposed employment agreement for Mr. Danzell.    On June 5, 2007, at approximately 9:00 AM Eastern Time, Mr. Danzell, through Counsel, requested and was granted permission to make a presentation to the Board.  In his presentation, Mr. Danzell placed an ultimatum before the Board.  Mr. Danzell demanded that the Board reconstitute itself eliminating Mr. Ball and Mr. Davis as directors and naming Mr. Danzell Executive Chairman of the Board.  In addition, Mr. Danzell demanded that two additional individuals, namely, Tim  Hutchinson and Nickey Maxey be named as new directors.  Mr. Danzell stated that if the Board refused to act on his demand, he would, by written consent of a majority of stockholders effect these changes.    Each member of the Board in attendance declined Mr. Danzell’s request to vote on these matters citing a lack of proper notice and insufficient time to consider the merits of his demand.  Further, Mr. Ball, Mr. Jordan, Ms. Mitchell and Mr. Petroulas indicated that they may be unwilling to continue to serve as directors of the Company if Mr. Danzell pursued this course of action.  Shortly thereafter, the Company became aware of a Schedule 13D/A filed by Silver Star Partners, LLP and a Form 4 filed by William B. Danzell which reflected, among other things, a purchase of 160,000 shares of the Company’s common stock by persons or entities controlled by Mr. Danzell, which according to these forms occurred on June 4, 2007.

On June 5, 2007, at approximately 4:49 PM (Eastern Time), the Company received a facsimile copy of a document purporting to elect by written consent the following board members:    William B. Danzell, Tim Hutchinson, Michael C. James, David N. Jordan, Nickey Maxey, Nina R. Mitchell, Theodore Petroulas and Daryl Silzer.   (A copy of the purported written consent is appended to this Form 8-K as Exhibit 99.1.)

At this time, the Company has deemed the written consent ineffective, because the number of shares of stock purportedly held by the signatories to the consent does not represent a majority of the Company’s issued and outstanding shares entitled to vote under Delaware law.  The Company presently has 20,421,816 shares of common stock entitled to vote and an additional 180,000 shares of Class B Preferred Stock entitled to vote the equivalent of 18,000 shares of common stock.  Accordingly, the Company has no plan to effect any changes in the Board based on the purported written consent.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Exhibit

99.1	Written Consent of Stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESTOR, INC.

	By:	/s/ Nigel P. Hebborn
Nigel P. Hebborn
Executive Vice President, Treasurer and CFO

Date: June 6, 2007